EXHIBIT 10.14

                                 PROMISSORY NOTE

U.S. $600,000.00                                      Fort Lauderdale, Florida
                                                            September 27, 1995

         FOR VALUE RECEIVED the undersigned, Roadhouse Grill, Inc., a Florida Corporation, (hereinafter referred to as the "Maker"), promises to pay to the order of Hal Dickson, (hereinafter referred to as the "Holder"), the principal sum of Six Hundred Thousand Dollars ($600,000.00), together with interest thereon at the rate of thirteen percent (13.00%) per annum, as follows:

         Monthly Payments of interest shall be made commencing November 1, 1995, and on the 1st day of each and every month thereafter through September 1, 1996. On September 27, 1996, the entire outstanding principal balance, and payable. The Maker, at its option, may extend the term of this Promissory Note for one
(1) year upon the same terms as contained herein by giving notice to Holder on or before September 27, 1996.

         Maker may prepay the principal amount outstanding in whole or in part at any time without penalty. All such prepayments shall be first applied to the payment of all accrued but unpaid interest, and second to the outstanding principal balance. Neither a partial prepayment of principal nor an offset against the principal balance as described herein, shall reduce the amount of the monthly payments due hereunder.

         Maker shall make all of its payments to Holder at such place as Holder may designate to Maker.

         This Note shall be in default when any payment required to be made hereunder shall not have been made on the due date. While in default, the outstanding principal balance shall bear interest at the maximum rate permitted by law. If Maker is in default by failing to make any monthly t of principal and interest on its due date, and Maker fails to make such monthly payment within ten (10) days after the date of Holder's mailing written notice of such default to Maker or if Maker is otherwise in default as provided for herein, then the entire outstanding balance and all accrued but unpaid interest thereon, shall immediately become due and payable at the option of the Holder without notice to or demand upon Maker. Holder may exercise this option to accelerate in accordance with the terms of this Note notwithstanding any prior forbearance. If suit is brought to collect this Note, the Holder shall be entitled to collect from Maker all costs and expenses of such suit, including, but not limited to, reasonable attorney's fees through trial and appellate levels.

         Maker and all endorsers and guarantors jointly and severally waive presentment for payment demand, notice of nonpayment, protest, and notice of protest, and consent to the terms hereof and to any extension or postponement of the time for payment or any other indulgence and shall remain fully liable hereunder in the event of any such extension, postponement or other indulgence.

         It is the intention of the Maker and the Holder that the interest charged hereunder shall in no event ever exceed the maximum rate permitted by law, and any interest or payments in the nature of interest which would render this Note usurious shall, at the option of the Holder, be either refunded to the Maker or credited against the outstanding principal balance.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

                                   ROADHOUSE GRILL, INC.,
                                    a Florida corporation

                                   By: /s/ J. DAVID TOOLE III
                                       ------------------------------------
                                   Title: President


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STATE OF FLORIDA        ss.
                        ss:
COUNTY OF BROWARD       ss.

         The foregoing Promissory Note was executed and acknowledged before me by J. David Toole, III, as President of Roadhouse Grill, Inc., a Florida corporation, WHO IS PERSONALLY KNOWN TO ME or who has produced ________________ as identification and who did (did not) take and oath, for and on behalf of
said corporation, this  27   day of  SEPTEMBER , 1995
                       -----         ---------
         WITNESS my hand and official seal.
                                           /s/ JENNIFER VERDI
                                           -----------------------------------
                                           Notary Public

My commission expires:       Commission No.   CC  428923

                                                  JENNIFER VERDI
                         SEAL OF FLORIDA          MY COMMISSION #
                                                        CC 428923
                                                  EXPIRES:  DECEMBER
                                                        22, 1998
                                                  BONDED THRU NOTARY
                                                       PUBLIC UNDERWRITERS